EXHIBIT 10.21

                             FIRST ADDENDUM TO LEASE



This First Addendum to Lease is made and entered into the 22nd day of August, 1995, between Conifer Prince Street Associates (Landlord) and DSMI Corporation (Tenant).

WITNESSETH: that Tenant currently leases and occupies approximately 3,573 square feet of office space at 46 Prince Street, Rochester, New York 14607 pursuant to a Lease Agreement dated February 22, 1995 (Lease). WHEREAS, Tenant and Landlord desire to expand Tenant's Leased Premises as illustrated on Exhibit A-1 attached hereto, and made a part of the First Addendum to Lease.

NOW, THEREFORE, it is mutually agreed upon by Landlord and Tenant to modify certain provisions of the Lease as follows:

     1. Effective upon full execution of this First Addendum to Lease, Tenant's leased premises shall be approximately 5,504 rentable square feet.

     2. Effective upon full execution of this First Addendum to Lease, Section 1, "TERM", Paragraph A, of the Lease Agreement shall be modified, in part, to read "... and terminating on September 30, 1999..." Additionally, Tenant has hereby exercised a modification of the extension period as stated within Section 1, Paragraph B, of the Lease Agreement. Therefore, the provisions of Section 1. "TERM", Paragraph B, of the Lease Agreement shall now be null and void.

     3. Effective upon full execution of this First Addendum to Lease, Section 2, "RENTAL", of the Lease Agreement shall be modified, in part, as follows "... the Base Rent shall be increased as follows:
             Period                 $/Sq.ft.           Monthly        Annual
                                                      Base Rent      Base Rent
         10/1/95-2/28/96            $12.50           $ 5,136.46*        N/A
         3/1/96-2/28/97             $13.00           $ 5,962.67     $ 71,552.00
         3/1/97-2/28/98             $13.50           $ 6,192.00     $ 74,304.00
         3/1/98-2/28/99             $14.00           $ 6,421.33     $ 77,055.96
         3/1/99-9/30/99             $14.50           $ 6,650.67         N/A

     * Landlord agrees to abate the Base Rent for 573 square feet of the newly created demised premises during the period of October 1, 1995 through February 28, 1996. Therefore, Base Rent is based on 4,931 square feet during such period.

     4. Effective upon full execution of this First Addendum to Lease, Section 5, "Services", of the Lease Agreement shall be modified to include Exhibit AA "Landlord/Tenant Work Letter" attached to and made part of this First Addendum to Lease.

     5. Effective upon full execution of this First Addendum to Lease, Section 33, "First Right To Lease", of the Lease Agreement shall be modified, in part, to read"...space within the building..." and the words "said approximately 3,741 square feet or any portion thereof on the first floor" shall be replaced by the following, "space within the Building"

     6. Effective upon full execution of this First Addendum to Lease, Schedule A, of the Lease Agreement shall be replaced by Schedule A-2, attached and made a part of this First Addendum to Lease.

     7. Effective upon full execution of this First Addendum to Lease, Schedule B "Services Provided by Landlord" of the Lease Agreement, shall be modified, in part, to read "...Item 6, Parking for 17 effective October 1, 1995 and increased to 25 effective February 1, 1996".

     8. Tenant shall have a one-time opportunity to terminate the Lease Agreement effective September 30, 1998. Tenant must provide Landlord with a minimum of 120 days written notice of its intention to exercise its termination option. Furthermore, in order for Tenant's option to be effective, it's written notice must be delivered to Landlord together with an early termination penalty equal to $10,500.00.

     9. Prior to Tenant's occupancy of the expansion space, Landlord shall relocate the ground wire connection servicing Tenant's electrical panel from its current position, so that it connects directly into a ground pole within the panel.

     Except as modified above, all other terms and conditions of the Lease Agreement dated February 22, 1995 shall remain unchanged and in full force and effect.


Agreed to by:                                        Agreed to by:

DSMI CORPORATION  CONIFER PRINCE STREET ASSOCIATES



By:  /s/ Gregory D. Brown                        By:  /s/ C. Terrance Butwid


Date:  August 18, 1995                           Date:   August 22, 1995
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